UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 11, 2024

Voyager Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37625	46-3003182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Hayden Avenue Lexington, Massachusetts	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 259-5340

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	VYGR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Nathan Jorgensen, Ph.D., M.B.A. as Chief Financial Officer

On June 11, 2024, Voyager Therapeutics, Inc. (the “Company”) and Nathan Jorgensen entered into an employment agreement (the “Jorgensen Agreement”), pursuant to which Dr. Jorgensen agreed to serve as the Chief Financial Officer of the Company, with his employment to commence no later than July 8, 2024 (the “Jorgensen Commencement Date”). On June 5, 2024, the board of directors of the Company (the “Board”) authorized and approved the appointment of Dr. Jorgensen as Chief Financial Officer, principal financial officer, and principal accounting officer of the Company, effective upon the Jorgensen Commencement Date, and the compensation committee of the Board (the “Compensation Committee”) authorized and approved the compensation arrangements for Dr. Jorgensen. Robin Swartz will continue to serve as the Company’s Chief Operating Officer.

Dr. Jorgensen, age 47, previously served as Chief Financial Officer of Vor Biopharma Inc., a biotechnology company, from May 2020 to June 2024. Prior to joining Vor Biopharma, Dr. Jorgensen served as Healthcare Portfolio Senior Manager for the Qatar Investment Authority from August 2016 to April 2020. Previously, Dr. Jorgensen served as Senior Research Analyst at Calamos Investments LLC, Associate Research Analyst at Stifel, Nicolaus & Company, Incorporated, and Competitive Intelligence Senior Analyst at Prescient Healthcare Group. Prior to entering the financial sector, Dr. Jorgensen investigated the pathobiology of Parkinson’s disease as a postdoctoral scientist at the Columbia University Irving Medical Center. He received his Ph.D. in neuroscience from the University of Minnesota, his M.B.A. from the Cornell SC Johnson College of Business, and his B.A. from St. John’s University.

Dr. Jorgensen has no family relationship with any of the executive officers or directors of the Company or any person nominated or chosen by the Company to become a director or executive officer of the Company. There are no transactions in which Dr. Jorgensen has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The Jorgensen Agreement provides for Dr. Jorgensen’s at-will employment as Chief Financial Officer. Pursuant to the Jorgensen Agreement, Dr. Jorgensen is entitled to receive an annual base salary of $480,000. He is also eligible to receive an annual cash bonus, determined by and payable at the sole discretion of the Board, at a target level of 40% of his annual base salary then in effect.

In accordance with the Jorgensen Agreement, the Compensation Committee approved the grant to Dr. Jorgensen of the following equity awards: (i) effective as of the Jorgensen Commencement Date, a stock option to purchase 200,000 shares of the Company’s common stock at an exercise price per share equal to the closing price per share of the Company’s common stock on The Nasdaq Global Select Market on the Jorgensen Commencement Date and (ii) effective as of the first day of the calendar quarter immediately following the Jorgensen Commencement Date (the “Jorgensen RSU Grant Date”), a restricted stock unit award representing the right to receive 80,000 shares of the Company’s common stock. The option award vests over a four-year period, with 25% of the shares underlying the award vesting on the first anniversary of the Jorgensen Commencement Date and the remaining 75% of the shares underlying the award vesting monthly over the subsequent three-year period, subject to Dr. Jorgensen’s continued employment by the Company. The restricted stock unit award vests over a three-year period, with 33.333% of the shares underlying the award vesting on the first anniversary of the Jorgensen RSU Grant Date and an additional 33.333% of the shares underlying the award vesting annually at the end of each subsequent one-year period, subject to Dr. Jorgensen’s continued employment by the Company. The option award and the restricted stock unit award are being granted outside of the Company’s 2015 Stock Option and Incentive Plan as an inducement material to Dr. Jorgensen’s entering into employment with the Company in accordance with Nasdaq Stock Market Listing Rule 5635(c)(4).

Under the Jorgensen Agreement, in the event Dr. Jorgensen terminates his employment with “good reason” or is terminated without “cause” (as such terms are defined in the Jorgensen Agreement), Dr. Jorgensen becomes eligible to receive the continuation of his base salary then in effect for a period of 12 months, a pro rata portion of his target annual bonus and continuation of group health insurance premium payments under COBRA for up to 12 months. In the event Dr. Jorgensen terminates his employment with “good reason” or is terminated without “cause” within the period ending 12 months following the consummation of a “sale event” (as defined in the Jorgensen Agreement), Dr. Jorgensen becomes eligible to receive the continuation of his base salary for 12 months, a pro rata portion of his target annual bonus, continuation of group health insurance premium payments under COBRA for up to 12 months and acceleration in full of the vesting of all equity awards held by him that vest solely based on continued service. These severance benefits are subject to the execution and effectiveness of a separation agreement and release of claims in favor of the Company and its affiliates.

The Jorgensen Agreement also obligates Dr. Jorgensen under standard invention assignment, confidentiality, non-competition, and non-solicitation provisions.

The foregoing description of certain terms of the Jorgensen Agreement is qualified in its entirety by reference to the Jorgensen Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, by and between Voyager Therapeutics, Inc. and Nathan Jorgensen, Ph.D., M.B.A., effective as of July 8, 2024.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2024	VOYAGER THERAPEUTICS, INC.

	By:	/s/ Alfred Sandrock, M.D., Ph.D.
Alfred Sandrock, M.D., Ph.D.
Chief Executive Officer, President, and Director (Principal Executive Officer)